UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

Badger Meter, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (414) 355-0400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1. 01 Entry into a Material Definitive Agreement.

On December 30, 2011, Badger Meter, Inc. (the “Company”), RFI Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), Racine Federated Inc. (“Racine Federated”) and the Shareholders’ Representative named therein entered into an Acquisition Agreement (the “Acquisition Agreement”). Pursuant to the Acquisition Agreement, the Company has agreed, subject to the terms and conditions set forth in the Acquisition Agreement, to acquire all of the outstanding shares of Racine Federated through a merger of Merger Sub with and into Racine Federated, with Racine Federated surviving and becoming a wholly-owned subsidiary of the Company. The Company will pay cash consideration of $57.1 million, subject to certain adjustments (the “tranasction consideration”), plus an additional $200,000 in consideration for certain of Racine Federated’s shareholders agreeing to certain restrictive covenants, including non-competition, non-solicitation and confidentiality covenants. The transaction consideration is subject to post-closing adjustments based on a determination of closing net working capital and closing indebtedness. In accordance with the Acquisition Agreement, $5.5 million of the transaction consideration will be held back by the Company to support the post-closing working capital and indebtedness adjustments, and to support the indemnification obligations of Racine Federated’s shareholders.

The Acquisition Agreement includes customary representations, warranties and covenants of Racine Federated, the Company and Merger Sub. The consummation of the transaction is subject to the approval of Racine Federated’s shareholders and other customary closing conditions. The Acquisition Agreement contains certain termination rights for both the Company and Racine Federated.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

There are representations and warranties contained in the Acquisition Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Acquisition Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, the representations and warranties in the Acquisition Agreement should not be relied on as statements of factual information.

Item 9.01 Financial Statements and Exhibits.

The exhibit listed in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date: January 3, 2012	By:	/s/ Richard E. Johnson
Richard E. Johnson
Senior Vice President – Finance and Treasurer Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Dated December 30, 2011

Exhibit Number	Description

2.1	Acquisition Agreement, dated as of December 30, 2011, by and among Racine Federated Inc., the Shareholders’ Representative (named therein), Badger Meter, Inc. and RFI Acquisition Corp.*

*

The disclosure schedules and exhibits to the Acquisition Agreement are not being filed herewith. Badger Meter, Inc. agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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